SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934



            Date of Report (Date of earliest event reported)

                            September 6, 1995


                            ASHLAND COAL, INC.
          (Exact name or registrant as specified in its charter)



           Delaware               1-9993             61-0880012
      (State or other    (Commission file number)  (I.R.S.Employer
      jurisdiction of                            Identification No.)
      incorporation or
      organization)



         2205 Fifth Street Road, Huntington, West Virginia  25701
     (Address of principal executive offices)             (Zip Code)



              P.O. Box 6300, Huntington, West Virginia  25771
                       (Mailing Address)             (Zip Code)



     Registrant's telephone number, including area code:  (304) 526-3333

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Item 5.   Other Events.

     On September 6, 1995, Hobet Mining, Inc. (Hobet), an independent operating subsidiary of Ashland Coal, Inc. (Ashland
Coal), issued Worker Adjustment and Retraining Notification Act
(WARN) notices at its Hobet 07 surface mine and Hobet 12 (Pine Creek) preparation plant. This complex is located in Logan and Mingo counties, West Virginia and employs approximately 260 persons. The original mine-plan for Hobet 07 contemplated utilization of mountaintop removal methods employing a dragline for recovering most of the reserves at the mine, but lower-than-expected coal prices have adversely affected the ability to economically mine reserves at Hobet 07 using such technology.

     Layoffs at the Hobet 07 complex could begin in about 60 days. However, Hobet is optimistic economic operations at the complex can continue in some form. Because several competing options to reduce mining costs are currently under consideration by management, at this time Ashland Coal cannot predict what changes will ultimately occur at the Hobet 07 complex and the effect of any such changes on Ashland Coal's future financial performance. In 1994, Hobet 07 produced approximately 2.2 million tons of coal, or about 11% of the total 1994 production of Ashland Coal's operating subsidiaries.



Item 7.   Financial Statements and Exhibits.


     99.1      Press Release issued September 6, 1995, by Ashland
Coal, Inc. in respect of WARN notices at Hobet Mining, Inc.'s 07 and 12 operations.


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                           SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   ASHLAND COAL, INC.
                                   (Registrant)

                                   By:  /s/  Roy F. Layman
                                        Administrative Vice
                                        President and Secretary


                                   Date:  September 6, 1995


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